Exhibit 99.7

Unaudited Pro Forma Condensed Combined Financial Statements

On November 1, 2024, Venetian-1 Acquisition Corp (“Venetian”), Lomond Acquisition Corp. (“Acquisition Corp.”), and Lomond Therapeutics Inc. (“Legacy Lomond”) entered into the Merger Agreement, pursuant to which, among other things, and subject to the satisfaction or waiver of the conditions set forth therein, Acquisition Corp. will merge with and into Legacy Lomond at the Effective Time (the “Merger”), with Legacy Lomond continuing after the Merger as the surviving corporation and a wholly-owned subsidiary of Venetian. In connection with the Merger, Venetian changed its corporate name from “Venetian-1 Acquisition Corp.” to “Lomond Therapeutics Holdings, Inc.” (“Lomond”). Following the consummation of the Merger, Legacy Lomond changed its name to “Lomond Operating Co.”

At the Effective Time, each outstanding share of Legacy Lomond common stock will be converted into the right to receive a number of shares of Venetian common stock based upon the Exchange Ratio calculated as set forth in the Merger Agreement. Each excluded share will automatically be cancelled and will cease to exist, and no consideration will be delivered in exchange therefor. In addition, (i) each Legacy Lomond option granted under Legacy Lomond’s 2024 Stock Plan (the “Legacy Lomond Plan”), whether vested or unvested, that is outstanding immediately prior to the Effective Time will be assumed by Venetian and converted into an option to purchase shares of Venetian common stock, on the same terms and conditions as were applicable to such Legacy Lomond options immediately prior to the Effective Time, with the number of underlying shares and exercise price adjusted to give effect to the Exchange Ratio.

Immediately following the Effective Time, former Legacy Lomond stockholders are expected to own approximately 91.29% of the outstanding shares of Venetian common stock, and stockholders of Venetian as of immediately prior to the Effective Time are expected to own approximately 8.71% of the outstanding shares of Venetian common stock. Under certain circumstances further described in the Merger Agreement and elsewhere in this report, these ownership percentages may be adjusted upward or downward.

The merger will be accounted for as a reverse recapitalization of Venetian by Legacy Lomond under U.S. GAAP for purposes of these unaudited pro forma condensed combined financial information, similar to the issuance of equity for the net assets of Venetian, which upon closing of the Merger are assumed to be primarily cash. Legacy Lomond will be determined to be the accounting acquirer in the Merger for financial reporting purposes based upon several factors, including: (i) former Legacy Lomond securityholders are expected to own approximately 91.29% of the Venetian Common Stock outstanding immediately following the Effective Time (excluding the current private investment in public equity), (ii) Legacy Lomond is entitled to designate all of the initial members of the board of directors of the combined company, and (iii) Legacy Lomond’s current senior management will hold all positions in the senior management of the combined company. As a result of Lomond being treated as the accounting acquirer for financial reporting purposes, if the Merger is consummated, among other things, the historical financial statements of Legacy Lomond will become the historical consolidated financial statements of the combined company.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X.  The unaudited pro forma condensed combined balance sheet data assumes that the Merger took place on January 1, 2023 and combines the Legacy Lomond and Venetian historical balance sheets at September 30, 2024. The unaudited pro forma condensed combined statements of operations data assumes that the Merger took place as of January 1, 2023 and combines the historical results of Legacy Lomond and Venetian for the nine months ended September 30, 2024 and the year ended December 31, 2023. The historical financial statements of Legacy Lomond and Venetian, which are incorporated by reference into or included elsewhere in this report, have been adjusted to give pro forma effect to events that are (i) directly attributable to the merger, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information, including the notes thereto, should be read in conjunction with the separate historical audited financial statements of Legacy Lomond and Venetian for the years ended December 31, 2023 and December 31, 2022 and the unaudited interim statements of Legacy Lomond and Venetian for the nine months ended September 30, 2024, which are incorporated by reference or included elsewhere in this report.

In the unaudited pro forma combined condensed financial statements, the Merger has been accounted for as a reverse recapitalization under U.S. GAAP because the assets of Venetian at the Effective Date are expected to be primarily cash. The unaudited pro forma condensed combined financial statements are based on the assumptions and adjustments that are described in the accompanying notes. The actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma condensed combined financial statements as a result of the amount of cash used by Venetian’s operations between the signing of the Merger Agreement and the closing of the Merger; the timing of the closing of the Merger; and other changes in Venetian’s assets and liabilities that occur prior to the completion of the Merger.

In addition, the unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the Merger. The actual results reported in periods following the Merger may differ significantly from those reflected in the unaudited pro forma condensed combined financial information presented herein for a number of reasons, including, but not limited to, differences in the assumptions used to prepare this unaudited pro forma condensed combined financial information. Furthermore, accounting rules require evaluation of certain assumptions, estimates, or determination of financial statement classifications. While this unaudited pro forma condensed combined financial information assumes no material differences, the account policies of Venetian may materially vary from those of Legacy Lomond. Following consummation of the Merger, management will conduct a final review of Venetian’s accounting policies in order to determine if differences in accounting policies require adjustment or reclassification of Venetian’s results of operations or reclassification of assets or liabilities to conform to Lomond’s accounting policies and classifications. As a result of this review, management may identify differences that, when conformed, could have a material impact on these unaudited pro forma condensed combined financial statements.

Accordingly, the unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only are not necessarily indicative of the combined financial position or results of operations in future periods or the results that actually would have been realized had Legacy Lomond and Venetian been a combined company during the specified period and may not be useful in predicting the future consolidated results of operations or financial position.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2024

	Legacy Lomond	Venetian	Transaction Adjustments	Notes	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$3,617,664	$2,269	$28,955,160	A	$32,575,093
Total current assets	$3,617,664	$2,269	$28,955,160		$32,575,093
Deferred financing costs	694,352	-	(694,352)	B	-
Total assets	$4,312,016	$2,269	$28,260,808		$32,575,093
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$1,250,929	$10,700	$705,648	C,D	$1,967,277
Note payable – stockholder	-	127,500	-		127,500
Total current liabilities	1,250,929	138,200	705,648		2,094,777
Note payable in exchange for license	-	-	3,265,908	E	3,265,908
SAFE liability	8,424,479	-	(8,424,479)	F	-
Total liabilities		138,200	(4,452,924)		5,360,685
Convertible preferred stock	5,466,925	-	(5,466,925)	G	-
Stockholders’ equity (deficit):
Common stock $0.0001 par value	76	500	2,144	H	2,720
Additional paid-in capital	23,656,420	-	42,707,989	H	66,364,409
Related party notes receivable	(4,004,603)	-	-		(4,004,603)
Accumulated deficit	(30,482,210)	(136,431)	(4,529,477)	H	(35,148,118)
Total stockholders’ equity (deficit)	(10,830,317)	(135,931)	38,180,657		27,214,409
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$4,312,016	$2,269	$28,260,808		$32,575,093

See accompanying notes to the unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Nine Months Ended September 30, 2024

	Legacy Lomond	Venetian	Transaction Adjustments	Notes	Pro Forma Combined
Operating expenses:
Research and development – related party	$7,000,000	$-	$-		$7,000,000
General administrative	836,663	33,715	600,000	C	1,470,378
Loss from operations	(7,836,663)	(33,715)	(600,000)		(8,470,378)
Non-operating expense:
Change in fair value of SAFE liability	(924,479)	-	924,479	I	-
Interest expense	-	-	(162,908)	J	(162,908)
Net Loss	$(8,761,142)	$(33,715)	$161,572		$(8,633,286)
Net loss per share, basic and diluted	$(11.54)	$(0.01)			$(0.32)
Weighted average common shares outstanding, basic and diluted	758,967	5,000,000	21,439,247	K	27,198,214

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Year Ended December 31, 2023

	Legacy Lomond	Venetian	Transaction Adjustments	Notes	Pro Forma Combined
Operating expenses:
Research and development – related party	$9,729,437	$-	$2,900,000	E	$12,629,437
General administrative	20,642	47,936	800,000	C	868,578
Loss from operations	(9,750,079)	(47,936)	(3,700,000)		(13,498,015)
Non-operating expense:
Interest expense	(191,205)	-	(203,000)	J	(394,205)
Net Loss	$(9,941,284)	$(47,936)	$(3,903,000)		$(13,892,220)

Net loss per share, basic and diluted	$(13.10)	$(0.01)			$(0.51)
Weighted average common shares outstanding, basic and diluted	758,967	5,000,000	21,439,247	K	27,198,214

See accompanying notes to the unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of Transactions

Merger Transaction

On November 1, 2024, Venetian, Acquisition Corp., and Legacy Lomond entered into the Merger Agreement, pursuant to which, among other things, and subject to the satisfaction or waiver of the conditions set forth therein, Acquisition Corp. will merge with and into Legacy Lomond at the Effective Time, with Legacy Lomond continuing after the Merger as the surviving corporation and a wholly-owned subsidiary of Venetian. In connection with the Merger, Venetian intends to change its corporate name from “Venetian-1 Acquisition Corp” to “Lomond Therapeutics Holdings, Inc.”

At the Effective Time, all shares of Legacy Lomond capital stock outstanding immediately prior to the Effective Time, excluding certain excluded and dissenting shares, will be converted into the right to receive approximately 14.4 million shares (which is equal to approximately 0.8 million shares of Legacy Lomond common stock and approximately 13.6 million shares of Legacy Lomond preferred stock) of Venetian common stock in the aggregate, based on an Exchange Ratio of 1.

In addition, (i) each Legacy Lomond Option granted under the Legacy Lomond Plan, whether vested or unvested, that is outstanding immediately prior to the Effective Time will be assumed by Venetian and converted into an option to purchase shares of Venetian common stock, on the same terms and conditions as were applicable to such Legacy Lomond options immediately prior to the Effective Time with the number of underlying shares and exercise price adjusted to give effect to the Exchange Ratio.

Immediately following the Effective Time, former Legacy Lomond stockholders are expected to own approximately 91.29% of the outstanding shares of Venetian common stock, and stockholders of Venetian as of immediately prior to the Effective Time are expected to own approximately 8.71% of the outstanding shares of Venetian common stock, in each case, on a fully-diluted basis as calculated in accordance with the Merger Agreement (both percentages exclude the private placement in public equity investment).

Conversion of Lomond’s SAFE liability

Immediately following the Effective Time, Lomond completed a private placement offering (the “Offering”) resulting in net proceeds of approximately $29.0 million, net of placement agent fees and estimated offering expenses payable by Lomond. At the Effective Time, each of Legacy Lomond’s SAFEs will be assumed by Venetian and be converted into 3.2 million shares of Venetian’s common stock at the closing of the Offering.

2. Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the SEC. The unaudited pro forma condensed combined balance sheet as of September 30, 2024 is presented as if the Merger had been completed on September 30, 2024. The unaudited pro forma condensed combined statements of operation for the nine months ended September 30, 2024 and year ended December 31, 2023 assumes that the Merger occurred on January 1, 2023, and combines the historical results of Legacy Lomond and Venetian.

For accounting purposes, Legacy Lomond will be considered to be the acquiring company and the Merger will be accounted for as a reverse recapitalization of Venetian by Legacy Lomond because at the closing of the Merger, the primary pre-combination assets of Venetian will be cash. The exchange ratio at the time of the execution of the Merger Agreement is 1 share of Venetian common stock for each share of Legacy Lomond capital stock.

Under reverse recapitalization accounting, the assets and liabilities of Venetian will be recorded at their book values due to their short-term nature. No goodwill or intangible assets are to be recognized and any excess consideration transferred over the net assets of Venetian following determination of the actual purchase consideration for Venetian will be reflected as a reduction to additional paid-in capital. The historical financial statements of Legacy Lomond and Venetian, which are provided elsewhere in this report, have been adjusted to give pro forma effect to events that are (i) directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results.

To the extent there are significant changes to the business following completion of the Merger, the assumptions and estimates set forth in the unaudited pro forma condensed combined financial statements could change significantly. Accordingly, the pro forma adjustments are subject to further adjustments as additional information becomes available and as additional analyses are conducted following the completion of the Merger. There can be no assurances that these additional analyses will not result in material changes to the estimates.

3. Pro Forma Adjustments

The pro forma adjustments were based on the preliminary information available at the time of the preparation of the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the separate historical audited financial statements of Legacy Lomond and Venetian for the years ended December 31, 2023 and December 31, 2022 and the unaudited interim financial statements as of September 30, 2024 which are included elsewhere in this report.

Unaudited Pro forma Condensed Combined Balance Sheet Transaction Adjustments

A	Reflects (i) net proceeds from the Offering, net of offering costs (ii) proceeds from issuance of SAFE instruments, and (iii) payment of total estimated unpaid transaction costs upon consummation of the Merger.

	Lomond	Venetian	Total
Proceeds from issuance of shares of Lomond common stock, net of offering costs	$30,455,160	$-	$30,455,160
Payment of transaction costs	(1,500,000)	-	(1,500,000)
Pro forma adjustment	$28,955,160	$-	$28,955,160

B	Reclassification of deferred offering costs in connection with the completion of the PIPE financing and Merger

C	Reflects the accrued executive compensation cost arising from entry into consulting agreements with CEO and COO

D	Represents the elimination of transaction costs and PIPE financing costs in accrued expenses as of September 30, 2024.

E	Reflects the promissory notes issued in exchange for license agreements and accrued interest

F	Conversion of Legacy Lomond’s SAFE liability into shares of Venetian common stock.

G	Conversion of Legacy Lomond’s convertible preferred stock into shares of Venetian common stock.

H

To record the (i) exchange ratio adjustment to Lomond’s common stock outstanding, (ii) issuance of Lomond common stock net of issuance costs, (iii) conversion of Legacy Lomond’s convertible preferred stock into shares of Lomond’s common stock, (iv) conversion of Legacy Lomond’s SAFE instruments into shares of Lomond’s common stock, (v) issuance of note payable in exchange for license agreement, (vi) elimination of Venetian’s historical equity carrying value, (vii) issuance of shares of Lomond common stock of the continuing company to Venetian shareholders, (viii) payment of transaction costs, (ix) executive compensation cost:

			Additional
	Common stock		paid-in	Accumulated
	Shares	Amount	capital	deficit	Total
Adjustment to shares of Lomond’s common stock outstanding in connection with the exchange ratio	758,967	$(2,845)	$2,845	$-	$-
Issuance of shares of Lomond’s common stock, net of issuance costs	8,241,375	824	30,454,336	-	30,455,160
Issuance of Lomond common stock upon conversion of Legacy Lomond’s convertible preferred shares	13,661,416	1,366	5,465,559	-	5,466,925
Issuance of Lomond common stock upon settlement of Legacy Lomond’s SAFE instruments	3,161,456	3,161	8,421,318	-	8,424,479
Issuance of note payable in exchange for license agreement	-	-	-	(3,265,908)	(3,265,908)
Elimination of Venetian’s historical carrying values	-	(500)	(135,931)	136,431	-
Issuance of shares of Lomond common stock of the continuing company to Venetian shareholders	1,375,000	138	(138)	-	-
Payment of transaction costs	-	-	(1,500,000)	-	(1,500,000)
Payment of consulting fees for executive compensation	-	-	-	(1,400,000)	(1,400,000)
Pro forma adjustment	27,198,214	$2,144	$42,707,989	$(4,529,477)	$38,180,657

Unaudited Pro forma Condensed Combined Statement of Operations Transaction Adjustments

I	The removal of change in fair value of SAFE liability for the nine months ended September 30, 2024

J	The accrued interest on the promissory notes issued in exchange for license agreement for the nine months ended September 30, 2024 and the year ended December 31, 2023.

K	The pro forma combined basic and diluted loss per share have been adjusted to reflect the pro forma net loss for the nine months ended September 30, 2024 and the year ended December 31, 2023. In addition, the number of shares used in calculating the pro forma combined basic and diluted net loss per share has been adjusted to reflect the estimated total number of shares of common stock of the combined company that would be outstanding as of the closing. The following table sets forth the calculation of the pro forma weighted average number of common shares outstanding—basic and diluted.

	Nine months ended September 30, 2024	Year ended December 31, 2023
Elimination of historical Venetian weighted average shares	(5,000,000)	(5,000,000)
Conversion of Legacy Lomond’s preferred stock into shares of Lomond’s common stock	13,661,416	13,661,416
Issuance of Lomond common stock	8,241,375	8,241,375
Conversion of Legacy Lomond’s SAFE instruments in shares of Lomond’s common stock	3,161,456	3,161,456
Issuance of shares of Lomond common stock of the combined company to Venetian stockholders	1,375,000	1,375,000
	21,439,247	21,439,247